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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

Liberty National Bancshares, Inc.
Conyers, Georgia


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated
January 19, 2001, with respect to the consolidated financial statements of Liberty National Bancshares, Inc. (formerly Rockdale National Bancshares, Inc.) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Atlanta, Georgia
April 23, 2002